UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2019

ENERGOUS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36379	46-1318953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3590 North First Street, Suite 210

San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 963-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2019, the Board of Directors (“Board”) of Energous Corporation (“Energous” or “Company”) elected Dan Fairfax as a member of the Board, to serve until the 2019 annual meeting of stockholders or until such time as a successor is duly elected.

Daniel W. Fairfax, 63, is the former Senior Vice President and Chief Financial Officer for Brocade Communication Systems, a networking solutions company (“Brocade”) from 2011 until December 2017. Brocade was acquired by Broadcom in November 2017. Mr. Fairfax also served as Brocade’s vice president of Global Service and Support from 2009 until 2011, following Brocade’s acquisition of Foundry Networks, a networking equipment company, where Mr. Fairfax served as Chief Financial Officer. Prior to joining Foundry Networks, Mr. Fairfax served as the Chief Financial Officer of technology companies, including GoRemote Internet Communications, Ironside Technologies, Inc., Acta Technology, and NeoVista Software. Earlier in his career he held senior financial management and operations positions at Siemens and Spectra-Physics. He began his career as a consultant with the National Telecommunications Practice Group of Ernst & Young. Mr. Fairfax holds a B.A. from Whitman College and a MBA from The University of Chicago Booth School of Business.

Mr. Fairfax will be compensated pursuant to the Company’s standard director compensation arrangement, and has entered into its standard indemnification agreement for directors. There are no arrangements or understandings between him and any other persons pursuant to which he was elected as a director. There are no transactions between him and Energous that would require disclosure under Item 404(a) of Regulation S-K.

[Signature page follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGOUS CORPORATION

Date: April 3, 2019	By:	/s/ Brian Sereda
Brian Sereda
Senior Vice President and Chief Financial Officer

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